Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
First Niagara Financial Group, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑57736, No. 333‑105525, No. 333‑105526, No. 333‑139004, No. 333‑166367, No. 333‑173726, No. 333‑175464, No. 333‑181037, No. 333‑192773 and No. 333‑195942) on Form S-8 and (No. 333‑198839) on Form S-3, of First Niagara Financial Group, Inc. of our reports dated February 10, 2016, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of First Niagara Financial Group, Inc.

/s/ KPMG LLP

KPMG LLP
Buffalo, New York
February 10, 2016